UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 5, 2008

NEVADA CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 0-10634

Utah	87-0351702
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

9149 South Monroe Plaza Way, Suite B

Sandy, Utah  84070

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 984-0228

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On September 5, 2008, Nevada Chemicals, Inc., a Utah corporation (“Nevada Chemicals”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cyanco Holding Corp., a Delaware corporation (“Parent”) and Calypso Acquisition Corp., a Utah corporation and direct, wholly owned subsidiary of Parent (“Purchaser”), pursuant to which, among other things, Parent, through Purchaser, has agreed to commence an offer to purchase all of the issued and outstanding shares of common stock of Nevada Chemicals ( the “Common Stock”) at a purchase price of $13.37 per share of Common Stock (the “Offer Price”) in cash (the “Offer”).  The Merger Agreement provides that, following the consummation of the Offer, Purchaser will merge with and into Nevada Chemicals (the “Merger”), and that Nevada Chemicals will be owned by Parent. The Merger Agreement includes customary representations, warranties and covenants by the parties.

The Merger Agreement provides that the Offer will be commenced within approximately ten business days, and will remain open for at least twenty (20) business days.  Assuming that the conditions to the Offer and Merger are satisfied, at the effective time of the Merger, each issued and outstanding share of Common Stock (other than shares of Common Stock that are owned by the Company as treasury stock and shares of Common Stock held by holders who have perfected their statutory rights of appraisal under Section 16-10a-130, et esq. of the Utah Revised Business Corporation Act (the “URBCA”)) shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest. Additionally, each outstanding option to purchase Common Stock (“Company Stock Option”) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such Company Stock Option shall cease to have any rights with respect thereto, except the right to receive an amount in respect thereof equal to the product of (x) the excess, if any, of the Offer Price over the exercise price of such Company Stock Option, and (y) the number of shares of Common Stock subject to such Company Stock Option immediately prior to its settlement.

Nevada Chemicals has agreed to operate its business in the ordinary course and in a manner consistent in all material respects with past practice until the Offer and the Merger are consummated. Nevada Chemicals has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Nevada Chemicals and to certain other restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for both Nevada Chemicals and Purchaser and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Nevada Chemicals may be required to pay to Purchaser a $2 million termination fee, and/or costs and expenses of Purchaser of up to $750,000.

The Merger Agreement provides that promptly upon the acquisition by Parent, Purchaser and/or any of their affiliates of  a majority of the outstanding shares of Common Stock (on a fully diluted basis), Parent shall be entitled to designate such number of directors so as to give Parent control of the Board of Directors of Nevada Chemicals.  Furthermore, as of the effective time of the Merger (the “Effective Time”), the directors and officers of Nevada Chemicals will resign and the directors and officers of the Purchaser immediately prior to the Effective Time will be the directors and officers of the surviving corporation in the Merger.

Consummation of the Offer and the Merger are subject to customary closing conditions.  The obligation to consummate the Offer is conditioned on Purchaser acquiring a majority of the then—outstanding Common Stock. Pursuant to the terms of the Merger Agreement, Nevada Chemicals granted the Purchaser an irrevocable option, exercisable only on the terms and conditions set forth in the Merger Agreement, to purchase, at a price per share equal to the Offer Price, newly issued shares of Common Stock in an amount up to the lowest number of shares of Common Stock that, when added to the number of shares of Common Stock then directly or indirectly owned by Parent or the Purchaser, constitutes a sufficient number of shares of Common Stock to effect a short-form merger under URBCA 16-10a-1104. This option is exercisable only if, on the date the Offer is to expire, the aggregate number of shares of Common Stock validly tendered in accordance with the terms of the Offer and not withdrawn, when taken together with all shares of Common Stock then owned by Parent, Purchaser and their affiliates, equal or exceed 80% of the outstanding shares of Common Stock immediately prior to such expiration date.

In connection with the Merger Agreement, certain shareholders of Nevada Chemicals have agreed, pursuant to Support Agreements, to tender their shares of Common Stock in the Offer.  These shares total approximately 41% of Nevada Chemicals’ outstanding shares of Common Stock.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to such agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. The Merger Agreement is not, however, intended to provide any other factual information about Nevada Chemicals. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not, and under the terms of the Merger Agreement are not entitled to, rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Nevada Chemicals or Parent or any of their respective subsidiaries or affiliates.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such Merger Agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Nevada Chemical’s public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           In connection with the Offer and Merger, the Board of Directors of Nevada Chemicals approved the following compensatory payments to be made to named executive officers upon consummation of the Merger:

(i)  Nevada Chemicals will pay Kevin Davis, Nevada Chemical’s Chief Financial Officer, a bonus equal to $90,000; and

(ii) Nevada Chemicals will transfer to John T. Day a life insurance policy with a face value of $1 million and a cash value of approximately $360,000, in satisfaction of Mr. Day’s rights under his employment agreement.

Item 5.03                         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the Company amended Article II of the Company’s Bylaws, effective September 5, 2008, to adopt a provision exempting the Common Stock from the Utah Control Shares Acquisition Act (Utah Code Ann. § 61-6-1 et seq. the “Control Shares Act”).  The Control Shares Act and its restrictions are inapplicable to the Merger and the transactions contemplated under the Merger Agreement.

The amendment to the Bylaws is filed as Exhibit 3.1 to this Current Report.

Item 7.01 Regulation FD Disclosure

Nevada Chemicals issued a press release regarding the Offer and Merger, a copy of which is filed as Exhibit 99.1 to this Current Report, and incorporated herein by this reference.

Additional Information

The tender offer described in this report has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Parent and Purchaser will file a tender offer statement with the U.S. Securities and Exchange Commission (the “SEC”). Investors are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement that will be filed by Nevada Chemicals with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s Web site at www.sec.gov.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements. All statements included in this Current Report on Form 8-K concerning activities, events or developments that Parent and Nevada Chemicals expect, believe or anticipate will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the tender offer will not close because of a failure to satisfy one or more of the closing conditions and/or the risk that Nevada Chemical’s business may be subject to an  adverse change during the pendency of the transactions. Additional information on these and other risks, uncertainties and factors is included in Nevada Chemical’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 9.01               Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Title of Document	Location
2.1	Agreement and Plan of Merger, dated as of September 5, 2008, by and among Parent, a Delaware corporation, Purchaser, a Utah corporation and Nevada Chemicals, Inc., a Utah corporation	Attached

3.1	Amendment to Bylaws	Attached

99.1	Press Release, dated September 5, 2008	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEVADA CHEMICALS, INC.

Date:	September 5, 2008	By:	/s/ JOHN T. DAY
John T. Day
Chief Executive Officer